                                         COMSTOCK RESOURCES, INC.
                                         5300 Town and Country Blvd., Suite 500
                                         Frisco, Texas 75034
                                         Telephone:  (972) 668-8800
                                         Contact:   Roland O. Burns
                                                    Sr. Vice President and
                                                    Chief Financial Officer

                                          Web Site:  www.comstockresources.com

                                  NEWS RELEASE
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For Immediate Release

                        COMSTOCK RESOURCES, INC. APPOINTS
                           NEW INDEPENDENT ACCOUNTANTS

FRISCO, TEXAS, May 16, 2003 -- Comstock Resources, Inc. ("Comstock" or the
"Company") (NYSE:CRK) announced today that the Audit Committee of Comstock's
Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for 2003. Prior to the selection of Ernst & Young, KPMG LLP had served as the Company's independent accountants.

"This appointment was based on a thorough evaluation process conducted by our audit committee," stated M. Jay Allison, Comstock's chairman and chief executive officer. "We look forward to working with Ernst & Young as our new independent accountants."

Comstock Resources, Inc. is a growing independent energy company based in
Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico. The company's stock is traded on the New York Stock Exchange under the symbol CRK.